                                                                   Exhibit 10.16

                           ADVISORY SERVICES AGREEMENT

                  THIS ADVISORY SERVICES AGREEMENT (this "Agreement") is made as of October___, 1996, by and between Unifrax Corporation, a Delaware corporation ("Company"), and Kirtland Capital Corporation, an Ohio corporation ("KCC").

                                   Agreements
                                   ----------

                  NOW, THEREFORE, in consideration of the mutual covenants in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. TERM OF SERVICE. During the Term (as hereinafter defined), KCC shall provide such management consulting and financial advisory services to the Company from time to time as may be agreed upon by the Company and KCC. This Agreement shall remain in full force and effect for a period (the "Term") beginning on the date hereof and ending on the date that none of Kirtland Capital Partners II L.P., Unifrax Investments Ltd. and Kirtland Capital Company II LLC owns, directly or indirectly through Unifrax Holding Co. or otherwise, any shares of the capital stock of the Company.

         2. COMPENSATION. (a) On the date hereof, the Company shall pay KCC a debt structuring fee of $500,000 and shall reimburse KCC for all out of pocket expenses incurred by KCC as compensation for its services as financial advisor for the Company. During the Term, the Company shall pay KCC an annual consulting fee equal to $300,000 (the "Consulting Fee") in accordance with 3(b) of this Agreement. The Consulting Fee may be increased to not more than $500,000 upon the approval of the members of the Board of Directors who do not have a direct financial interest in KCC. The Company shall promptly reimburse KCC for all out of pocket expenses incurred by KCC in connection with its performance of service under this Agreement. Additionally, if the Company completes the acquisition of another business or entity, the Company shall pay KCC a financing and structuring fee equal to 1% of the gross purchase price of such acquisition (including any assumed debt).

                  (b) The Company shall pay the Consulting Fee on a monthly basis in arrears by the 10th day of each month beginning December, 1996, PROVIDED, HOWEVER, that if either the Indenture dated as of October___, 1996 by and among the Company and _______________ as Trustee as such Indenture may be amended from time to time (the "Indenture") or the Credit Agreement, dated as of ___________, 1996, by and among ________ __________________________________ as such agreement may be amended from time to time (the "Credit Facility"), precludes any monthly payment hereunder, any such payments shall accrue and shall be paid when permitted under the terms of the Indenture or the Credit Facility.

         3.       MISCELLANEOUS.

                  (a) AMENDMENT. This Agreement may be amended only by a writing executed by the parties to this Agreement.

                  (b) ENTIRE AGREEMENT. This Agreement sets forth the parties' entire understanding regarding the subject matter of this Agreement and supersedes all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties regarding the subject matter of this Agreement.

                  (c) GOVERNING LAW. This Agreement shall in all respects be governed by, and construed in accordance with, the internal substantive laws of the State of Ohio.

                  (d) WAIVERS. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by any other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

                  (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

                  (f) THIRD PARTIES. Nothing expressed or implied in this Consulting Agreement is intended, or shall be construed, to confer upon or give any person or entity other than the Company and KCC any rights or remedies under, or by reason of, this Advisory Services Agreement.

                  (g) INDEMNIFICATION. Absent bad faith or gross misconduct, KCC shall have no liability to the Company or any other party for any action taken or omitted to be taken by it in connection with this Agreement. The Company shall indemnify and hold harmless KCC and its shareholders, directors, officers, employees and affiliates from and against any liability, loss, cost or expense incurred by or imposed upon KCC as a result of or arising from this Agreement.

                  IN WITNESS WHEREOF, each of the parties has duly executed and delivered this Agreement as of the date first written above.

                                   UNIFRAX CORPORATION




                                   By:______________________________
                                      Name:_________________________

                                      Title:________________________


                                   KIRTLAND CAPITAL CORPORATION




                                   By:______________________________
                                      Name:_________________________

                                      Title:________________________







                                       -3-